Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WeiserMazars LLP hereby consents to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-169-557) of our report dated March 31, 2009, relating to our audit of the financial statements of GTJ REIT, Inc. and Subsidiaries included in the 2010 annual report on Form 10-K.

/s/WeiserMazars LLP
(formerly Weiser LLP)
New York, NY
March 31, 2011